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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 --------------
                                | SEC FORM 8-K |
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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)
                                  June 15, 2004

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                           | World Associates, Inc.|
                            -----------------------

                            Stock Symbol:  OTCBB: WAIV
                        Commission File Number 000-27949

                       Nevada                     88-0406903
            (State of incorporation)          (IRS Employer ID)


                   NEVADA                       CALIFORNIA
              3914 Seaton Place        28310 Roadside Drive, Suite 120
           Las Vegas, Nevada 89121         Agoura Hills, CA 91301

               (702) 914-6092                  (818)-991-1770


                                TRANSFER AGENT:

                        Pacific Stock Transfer Company
                       500 E. Warm Springs Rd., St. 240
                           Las Vegas, Nevada 89119
                              (702) 361-3033







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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

There was a significant change in the controlling shareholders as a result of a recent settlement on June 15, 2004 with Mr. Robert O'Leary, a former officer and director of the Company. Prior to the settlement Mr. O'Leary owned a total of 26,328,000 shares of which 25,400,000 have now been cancelled. Mr. O'Leary still owns 928,000 common shares. (Please refer to ITEM 5.5 below for further details regarding these shares). The above settlement returns nearly one third of the outstanding shares to the Company for cancellation. The current Board of Directors for World and Superior and their respective shareholding is shown below after the above shares were cancelled.

                                                     shares      percent
Randall Prouty
World Associates, Inc., Pres., Sec., Director
Superior Real Estate, Inc., Chairman, C.F.O.       28,950,000     50.77%

LeRoy West
World Associates, Inc., Director, Vice Pres.
Superior Real Estate, Inc., Pres.                   3,962,000      6.95%
                                                     =========     ====
As a group:                                        32,912,500     57.72%

Total Outstanding:  approx 450 shareholders:       57,017,500    100.00%

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Please refer to ITEM 5. for specific information regarding the transfer of certain real estate interests as part of a recent settlement agreement.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On Form 10KSB filed for the period ending December 31, 2003 the Company disclosed that there was a dispute with Mr. Robert E. O'Leary regarding various matters that were spelled out in detail and that the Company had initiated a further investigation into the matter. The investigation is complete and the actions reported in this 8-K are the result. The dispute was settled on June 15, 2004 at which time various settlement agreements were executed (collectively the "Settlement Agreement"). The effect of the settlement will be reflected in the Company's 2nd quarter 10QSB for the period ending June 30, 2004. The Settlement Agreement included the following basic terms:

1. Rescind Share Purchase Agreement: In or about October 2002 Superior acquiredcertain joint venture interests from Mr. O'Leary valued at $1,250,000 in consideration for 25,000,000 common shares. (See the annual report on form 10KSB for the year ended December 31, 2002.) When the value of the joint ventures could not be confirmed for a year-end audit at the end of 2003 they were written down to zero and the Company entered a receivable on its books for the 25,000,000 shares issued to Mr. O'Leary as consideration for those assets. The Company requested that the transaction to acquire the joint venture interests be rescinded and that the shares be returned to the Company. In return the Company agree to assign back the joint venture interests to Mr. O'Leary. Mr. O'Leary agreed to this as part of the settlement. After the 25,000,000 shares were delivered the Company they were returned to its transfer agent and canceled; the joint venture interests acquired with those shares were assigned to Mr. O'Leary. The receivable entered against the 25,000,000 shares being returned was reduced to zero upon receipt of the shares.
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2. Fairmont Estates:  One of the joint ventures acquired in connection with the above transaction was Fairmont Estates. O'Leary, various of O'Leary's affiliates and the Company and Superior were named as Defendants in a lawsuit filed by a partner in the Fairmont Estates joint venture. That matter was also dealt with in the Settlement Agreement. (See LEGAL PROCEEDING in the annual KSB filed April 16, 2004 for details on the lawsuit). The Settlement Agreement provided that the lawsuit be dropped; that the Fairmont Estates property, which was held on behalf of the joint venture in the name of Superior, but not reflected on its books as an asset since it belonged to the joint venture, be transferred back into the name of the original joint venture, that certain common stock (5,958,668 shares from the 25,000,000 shares referred to above) and preferred stock (Series D Preferred) be returned to the Company for cancellation.

3. Oregon Place: Mr. O'Leary agreed to acquire a residential lot known as Oregon Place for 400,000 common shares valued at $.05 per share. That property was transferred at closing.

4. Other Property Assigned: In return for outstanding salary and other claims against the Company, Mr. O'Leary received (i) a grant deed to the "Rosamond Property", APN: 350-040-15-6 located in Rosamond, CA that was being carried on Superior's books at $70,000 and consists of 7.5 acres of land; (ii) an assignment of the Company's interest in the Sierra Highway Joint Venture; and
(iii) an assignment of the Company's interest in the Banning Joint Venture. Neither the Company's interest in the Sierra Highway joint venture or the Banning joint venture had a carrying value on the books of the company since the properties were owned by the joint venture partner. The Company also agreed to assign its interest in another joint venture known as the Davenport Joint Venture, which was also not carried on the Company's books, since the property is owned by the Company's joint venture partner, subject to Mr. O'Leary obtaining the written consent of the other joint venture partner.

5. Option to Acquire Shares: World has an option to acquire Mr. O'Leary's remaining shares, (928,000) at $.05 per share using the proceeds from the sale of a property in Yucca Valley, CA which it owns and is on the market for sale. In the event that property does not sell by ____________, then Mr. O'Leary will have the right to sell the shares subject to a "trickle out" agreement.

6. Additional Consideration: Mr. O'Leary received a note from the Company in the amount of $150,000 payable over three years and a note from the Company in the amount of $15,845 payable from the sale proceeds of the above-referenced property in Yucca Valley, California.

7. Resignation: Mr. O'Leary resigned all positions as an officer or director to pursue other outside interests.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTOR:

Mr. Robert E. O'Leary resigned as a director of the Company June 15, 2004 in order to pursue his other interests. The remaining board members wish him the best in the future. Mr. O'Leary served since October 2002 as a Director of World Associates, Inc. in addition to serving as Superior Real Estates, Inc.'s president for much of that time.
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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Associate, Inc.
/s/  Randall Prouty, President, CEO               Date:  June 25, 2004